Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on February 6, 2024, and as may be amended from time to time, of our report dated March 29, 2023, relating to the financial statements of Next Bridge Hydrocarbons, Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement on Form S-1, including any amendment thereto.

/s/ B.F. Borgers CPA PC

Certified Public Accountants
Lakewood, CO
February 6, 2024